Exhibit 10.17

Purchase and Sales Agreement

April 1, 2007

Party A: China Gateway Pharma Products (Shanghai) Limited

Party B: LabPartner (Shanghai) Co., Ltd.

WHEREAS, Party A and Party B entered into a Service Outsourcing Agreement on April 1, 2007 (contract No.: JC20070702004). Party A agrees, within the term of Service Outsourcing Agreement, for materials listed in the material catalogue (see Annex 1) needed by Party A, Party A shall purchase from Party B in accordance with the prices shown in the catalogue. To ensure the supply of materials in the catalogue provided by Party A, Party B shall establish a warehouse in production area of the related companies of Party A and provide inventory services to meet the needs of Party A.

Through friendly negotiation and in accordance with the Contract Law of the People’s Republic of China, Party A and Party B agree as follows:

1.	ORDERING

1.1	Party B shall provide e-commerce platform to Party A. Party A shall order materials through e-commerce platform. E-commerce platform of Party B shall include, not limited to, the name, specification, place of production, price and inventory of the materials in catalogue for Party A’s ease of ordering.

1.2	Party B shall ensure that the e-commerce platform will be opened to Party A at any time in order for Party A to order or inquire.

1.3	Any materials ordered from Party B shall be ordered through e-commerce platform of Party B. Party B shall deem that Party A has finished its internal approval of the procurement of the order upon receiving the order in e-commerce platform. Party B shall provide the materials promptly to Party A after receiving the orders from Party A.

1.4	Party B shall sell the materials in accordance with the prices shown in the catalogue in Annex 1.

1.5	Party A shall provide Party B with the estimated purchase amount in the next month no later than the fifth day prior to the beginning of every month. Party B shall assemble the goods resources and maintain certain inventories to ensure the supply to Party A.

1.6	Party A shall purchase materials and related services from Party B in accordance with the model number, configuration, quantity, settlement method and settlement amount shown on the purchase order.

2.	QUALITY, TECHNICAL STANDARD AND PACKAGING

2.1	Quality and technology standards: where the quality requirements or technology standards have been specified in the purchase orders issued by Party A, the purchase shall be made according to such specifications. Where the quality requirements or technology standards have not been so specified, it implies that Party A has conducted tests upon the goods provided by Party B and acknowledged that the quality of the goods meets Party A’s requirements. Where Party A specifies the technology standards, the purchase shall be made according to such specifications. Where Party A does not specify the technology standards, national standards shall apply. Where there is no national standard, Party B’s technology standards shall apply. Party B’s technology standards shall meet the requirements of Party A’s use of goods.

2.2	Packaging

2.2.1	Where there is original packaging, packaging of the materials shall follow the original packaging standard; or

2.2.2	Where there is no original packaging, the materials shall be packaged according to packaging standard of Party B. The packaging method shall be sufficient to protect the materials.

2.3	Where the quality of materials provided by Party B cannot meet the standard required by the purchase order of Party A or the technical requirements of Party A, Party B shall exchange or return purchase. Party B shall also compensate the losses of Party A and the compensation shall not exceed the actual sale price of such materials. Where the testing reports from Party A contain any mistake, Party B shall not bear any responsibility for the losses caused for Party A.

3.	DELIVERY

3.1	Place of delivery shall be the warehouse established by Party B in the production area of the related companies of Party A or the places indicated on the purchase order.

3.2	Date of delivery:

•

Where the ordered materials of Party A are in stock as shown on the e-commerce platform of Party B, Party A may retrieve the ordered materials one hour after the order is issued from the warehouses of the related companies of Party A. If the order requires Party B to deliver the materials, Party B shall deliver the materials within one business day to the place designated in the Party A’s order.

•

Where there is no inventory when Party A orders the materials, Party B shall inform Party A of the estimated arrival time of materials within 24 hours after Party A submits the purchase order, and deliver the materials to the designated place in such order. Under unusual circumstances, Party B shall inform Party A of the new arrival date of materials within 24 hours after receiving Party A’s order.

3.3	Transportation and Fees

Party B shall choose a proper transportation method according to the nature of the materials and guarantee that the materials will be delivered in good shape on time. Party B shall pay for the transportation fee associated with transporting the materials from Party B to the warehouse established by Party B in work place of the related companies of Party A.

3.4	Dispatching Fee: where Party A requires Party B to deliver materials to the place designated in the purchase order, Party A shall be responsible for the dispatching fee according to the Warehousing and Logistics Services Agreement between the Parties.

4.	RECEIVING MATERIALS

4.1	Recipient Information

4.1.1	Recipient: China Gateway Pharma Products (Shanghai) Limited

4.1.2	Address: No. 9 Workshop, No. 10 Gongji Road, Nanhui District, Shanghai

4.1.3	The designated name and contact information shall be governed by the purchase order from Party A. Where the contact information was unclear in such purchase order, the contact information as follows will be used: contact person: Jiang Hua; Tel: 021-6829 6600.

4.2	Party A designates a new Recipient:

If Party A designates a new Recipient before the delivery of materials from Party B, Party A shall amend such information in the purchase order or inform Party B in writing of the name and contact information (eg: address, telephone number, postal code, etc) of the new Recipient at least three business days in advance. Party B shall have the right to deliver the materials to the original Recipient under this Agreement before receiving such written notice from Party A. The original Recipient’s actions (including but not limited to the original Recipient’s use of his/her signature and the confirmation and commitment he/she makes) shall be deemed as a representation of Party A.

4.3	Method for signing and receiving:

4.3.1	After receiving and examining the materials, Party A or the Recipient designated by Party A shall sign and acknowledge receiving such materials.

4.3.2	Where Party A or Recipient designated by Party A refuse to sign on the note or receipt, Party B shall have the right to refuse to deliver the materials under the order, and regard Party A as not receiving the materials. Party B shall not bear the liability for delay in delivery. Party B shall have the right to request Party A to bear the fees of storage, transportation for the second time and dispatching, and settle according to Article 12.2.2 of this Agreement.

5.	TITLE RETENTION AND RISK TRANSFER

5.1	Party A and Party B both agree that before Party A pays for the ordered materials in full, the ownership of such ordered materials belongs to Party B.

5.2	Party A and Party B both agree that Party A shall bear the risks of damage and loss after delivery.

6.	EXAMINATION AND ACCEPTANCE

6.1	Party B shall deliver qualified materials according to the date set in this Agreement. If such condition is not met, Party B shall bear the related liability of breach of this Agreement, and Party A shall have the right to return the ordered materials to Party B. If there is a delay of delivery due to force majuere, Party B shall prove such circumstances, and both parties shall negotiate for resolution.

6.2	After the materials arrive at Party A, the Recipient shall bear the responsibility of verifying whether the name, specification, place of production, quantities is in compliance with the purchase order and the notice provided by Party B. If such information is in compliance, Party A shall sign off such notice. If there are discrepancies, Party A may refuse to accept the materials. Party B shall provide qualified materials according to the order within three business days. If Party B cannot provide such materials within three business days, Party B shall inform Party A of the time at which the materials will be available within one business day. If Party A finds that the ordered materials have quality issues after the inspection and acceptance process, Party A shall inform Party B within one business day after the day of inspection and acceptance. Party B shall handle such objection case within one business day of receiving the notice from Party A, or else Party A shall have the right to handle the issues on their own, and related costs shall be deducted from the payment to Party B.

6.3	Party B shall provide the materials with standard packaging and in good conditions. Party A shall have the right to refuse the materials with packaging that is not in compliance with this Agreement and Party B would be deemed to have breached this Agreement for delaying to deliver the materials.

6.4	The signature of Party A or a third party designated by Party A on the receipt shall deem Party A to have received the ordered materials but does not imply that quality of the ordered materials is in compliance with this Agreement. Party A can object the quality within the objection period.

6.5	Examination and acceptance of materials shall be conducted by Party A.

6.5.1	Standard for examination and acceptance: see Article 2.1 of this contract.

6.5.2	Location for inspection and acceptance shall be the warehouse of Party B or the place designated in the purchase order.

6.6	If for any reason caused by Party B, for example, the materials are deemed unqualified, Party A requests to cancel the purchase order or exchange the ordered materials, Party B is responsible for all related transportation and storage fees. Party B is responsible for transporting such materials within 3 business days of receiving such request, or else Party A shall have the right to handle the materials on their own.

7.	PAYMENT

7.1	Party B shall issue invoices to Party A for the purpose of clearing accounts prior to the 21st day of every month.

7.2	Party A shall transfer amounts to Party B’s bank account prior to the fifteenth day the month after next month after receiving the invoices issued by Party B.

7.3	Both parties agree as follows: Party A receiving the invoices shall not imply that Party A has paid the amount it owes in full. The transaction is deemed to be finished only when Party A has transferred the amount it owes in full to a designated account of Party B.

7.4	Payment: Telegraphic transfer.

8.	DISPATCHING FEE AND PAYMENT

See Warehousing and Logistics Service Agreement (Contract No.:        )

9.	MODIFICATION TO MATERIALS CATALOGUE

9.1	Party B shall modify materials catalogue (Annex 1) every 6 months according to requirement of Party A, providing new materials for the benefit of Party A. The modification shall be conducted through the e-commerce platform of Party B, and Party B will no longer provide a written materials catalogue.

9.2	If for any reason Party B changes the price of the materials listed in Annex 1, Party B shall inform Party A in writing detailing the reason for such change the price 15 business days before the changes to the price. Party A shall confirm the price in writing within 5 business days of receiving the notice. After Party A confirms such change in writing, Party B shall modify the price of the materials catalogue and revise the Annex 1 to this Agreement in the form specified in Clause 9.1 hereof.

10.	CONFIDENTIALITY

The confidential information of Party A includes but not limited to, delivery information, prices of materials, purchase amount, total price and other information and data. The confidential information cannot be used for any purpose other than signing and performance of this Agreement. Both parties shall bear confidential liabilities within the term of this Agreement and within two years of the termination of this Agreement.

11.	FORCE MAJEURE

11.1	For the purposes of this Agreement force majuere shall mean unforeseeable and unavoidable circumstances, including war, fire, flooding, hurricane, earthquake, policy change or other circumstances that cannot be changed by human force. Force majuere events can happen in materials transportation, storage or delivery. Party B shall immediately inform Party A of such force majuere events.

11.2	Either party shall promptly notify the other of any circumstances which render it impossible for such party to carry out its obligations under this Agreement and provide proof from related authority within 15 days of the elimination of such events.

12.	LIABILITIES FOR BREACH OF AGREEMENT

12.1	Liabilities Breach of Agreement for Party B

12.1.1	If Party B delays the delivery of materials without informing Party A as required by this Agreement, for each day delayed, Party B shall pay Party A an amount equal to 0.1% of the value of delayed materials, but the total amount of compensation for breach of agreement shall not exceed the value of such ordered materials.

12.1.2	If the specifications, model number, quantity, quality, packaging were not in compliance with the purchase order, if Party A agrees to accept, both parties may renegotiate price of such materials. If Party A declines such shipment of materials, Party B shall arrange return or repair of the materials, and bear the actual fees of such return or repair. Party A shall have the right to request Party B to cease the delivery or cancel the order, Party B shall bear the responsibility for the delay of delivery of the materials.

12.1.3	If the materials cannot be delivered to Party A due to the misrepresentation by Party A of the delivery place and/or recipient, Party B shall not be responsible for any compensation; Furthermore, Party B is entitled to claim for the losses thus caused.

12.2	Liabilities of Breach of Contract for Party A

12.2.1	Where Party A delays payment, Party A shall pay Party B an amount equal to 0.1% of the unpaid amount as compensation for breach of agreement, but the compensation shall not exceed the total amount of the unpaid payment. Where Party A delays payment for 30 days and still does not pay the amount in full, Party B shall retain the right to terminate the agreement.

12.2.2	Where the materials were prepared especially for Party A, Party A refuses to accept ordered materials that fulfill the requirement in the purchase order (including Party A return materials in midway) after Party B sends order to suppliers, Party A shall be deemed to have breached the agreement and shall pay an amount equal to 50% of the amount of the ordered materials (or the parts returned in midway) as compensation. Where the actual loss of Party B exceeds the abovementioned amount, Party A shall pay such balance.

13.	DISPUTE RESOLUTION

Where a dispute arises, the parties shall resolve it through friendly negotiation. If such consultation fails, either party shall bring forth the dispute to a court of law located at the same jurisdiction as Party A.

14.	MISCELLANEOUS

14.1	Where the delay of supply by Party B or delay of payment by Party A is due to the public holidays in the country of origin of materials or in the PRC, the time shall be postponed accordingly.

14.2	Upon the effectiveness of this Agreement, unless stipulated in this Agreement, both parties shall not modify or terminate this Agreement. When one party wishes to modify this Agreement, both parties shall sign a supplementary agreement to confirm the changed issues. The supplementary agreement shall become effective once both parties stamp such agreement with company chops. Where parties cannot agree on changed issues, the party that raise the modification issues shall perform in accordance with this Agreement, otherwise, shall be deemed as breach of agreement.

14.3	Term of this Agreement shall be 5 years from April 1, 2007 to April 1, 2012. Either party shall have the right to terminate this Agreement, but shall inform the other party 6 months in advance.

14.4	This agreement become effective once the authorized representatives of both parties signed and affixed this Agreement with company seals. This agreement is made in two originals that shall be held by each respective party, each of which shall have the same force and effect.

14.5	What is left unmentioned in this Agreement may be supplemented by supplementary agreements agreed by both parties. For inconsistencies in the supplementary agreement and this Agreement, the language in the supplementary agreement shall prevail.

14.6	For inconsistencies in Service Outsourcing Agreement (Contract No.: ) and this Agreement, the language of Service Outsourcing Agreement shall prevail.

Party A: China Gateway Pharma Products (Shanghai) Limited

Authorized Representative:

Address of Company:

Telephone:

Fax:

Party B: LabPartner (Shanghai) Co., Ltd.

Authorized Representative:

Address of Company:

Telephone:

Fax:

Annex 1—Material Catalogue of LabPartner

The original of this document is a table in Chinese listing 158 types of raw materials and laboratory equipments. The table below is excerpted from representative sections of the original table and then translated into English.

No.	CAS No.	Name	Specification	Brand or Origin	Provider	Price
1	75-09-2	Dichloromethane	AR	Hushi	Guoyao Group	10.500
			500ml/Bottle
			AR	Shishi	Shangshi	9.000
			500ml/Bottle		Reagent
			AR	Fourth Reagent	Fourth Reagent	8.600
			500ml/Bottle	Factory	Factory
			Industrial	Kunshan	Kunshan	37.500
			5kg/Barrel	Haohua	Haohua
2	141-78-	Ethyl acetate	AR	Enox	Runjie	6.800
	6		500ml/Bottle		Chemical
			AR	Fourth Reagent	Fourth Reagent	7.600
			500ml/Bottle	Factory	Factory
			Industrial	Kunshan	Kunshan	54.000
			5kg/Barrel	Haohua	Haohua
3	8032-	Petroleum ether	Industrial	Laiying	Laiying	42.441
	32-4	60-90°	4.3kg/Barrel	Chemical	Chemical
			Industrial	Kunshan	Kunshan	35.200
			4kg/Barrel	Haohua	Haohua
			AR (60-90 °C)	Hushi	Guoyao Group	7.600
			500ml/Bottle
			AR (60-90 °C)	Fourth Reagent	Fourth Reagent	5.500
			500ml/Bottle	Factory	Factory
4	64-17-5	95% Ethanol	Industrial	Kunshan	Kunshan	30.600
			4.5kg/Barrel	Haohua	Haohua
5		Anhydrous	AR	Hushi	Guoyao Group	5.150
		ethanol	500ml/Bottle
			AR	Fourth Reagent	Fourth Reagent	5.500
			500ml/Bottle	Factory	Factory
…
51	100-46-	Benzylamine	CP	Hushi	Guoyao Group	42.100
	9		250ml/Bottle
52	144-55-	Sodium	AR (China)	Guoyao Group	Guoyao Group	7.225
	8	bicarbonate	500g/Bottle
53	7664-	Sulfuric acid	AR	Hushi	Guoyao Group	6.500
	93-9	(precursor	500ml/Bottle
		chemicals)	AR	Fourth Reagent	Fourth Reagent	5.500
			500ml/Bottle	Factory	Factory
54	10035-	Hydrobromide	AR	Hushi	Guoyao Group	20.910
	10-6		500ml/Bottle
55	105-36-	Bromide acetate	CP	Hushi	Guoyao Group	116.365
	2		100ml/Bottle
…
101	18162-	Tert-butyl	CP	Jier	Jier	172.000
	48-6	dimethyl	100ml/Bottle	Biochemistry	Biochemistry
		chlorosilane		Yanchang	Yanchang	160.000
				Biochemistry	Biochemistry
			1g/Bottle	Weida	Weida	400.000
				Pharmaceutical	Pharmaceutical

102	501-53-	Benzyl	100ml/Bottle	Jier	Jier	200.000
	1	chloroformate fat		Biochemistry	Biochemistry
103	544-92-	Cuprous cyanide	CP	Hushi	Guoyao Group	76.000
	3		500ml/Bottle
104	57-13-6	Urea	AR	Hushi	Guoyao Group	11.000
			500ml/Bottle
105	57260-	N-Boc-Piperazine	500g/Bottle	Argal	Argal	1000.000
	71-6	crop
			50g/Bottle	Argal	Argal	100.000
…
151	1692-	3-	1g/Bottle	Alfa	Alfa Aesar	730.000
	25-7	Pyridineboronic	1g/Bottle	Aldrich	Sigma	700.000
		acid
		Pyridine-3-Boric	CP 10g/Bottle	Huaxing	Huaxing	20.000
		acid		Chemical	Chemical
				Kaihui	Kaihui	30.000
				Chemical	Chemical
152	7487-	Anhydrous	AR	Hushi	Guoyao Group	21.000
	88-9	magnesium	500ml/Bottle
		sulfate	AR	Shishi	Shangshi	15.000
			500ml/Bottle		Reagent
153	75-31-0	Isopropylamine	CP	Hushi	Guoyao Group	13.430
			250ml/Bottle
154	7681-	Potassium iodide	AR	Hushi	Guoyao Group	90.000
	11-0		500ml/Bottle
			AR	Enox	Runjie	125.000
			500ml/Bottle		Chemical
155	7757-	Sodium	AR	Hushi	Guoyao Group	7.740
	83-7		500ml/Bottle
…